EXHIBIT 99.1

SUBSEQUENT TRANSFER AGREEMENT

THIS SUBSEQUENT TRANSFER AGREEMENT (the “Agreement”), is dated as of December 1, 2006 (the “Cut-Off Date”), among Equity One, Inc., a Delaware corporation (“Equity One-Delaware”), Equity One, Incorporated, a Pennsylvania corporation (“Equity One-Pennsylvania”), Equity One Consumer Loan Company, Inc., a New Hampshire corporation (“Equity One-New Hampshire”), Popular Financial Services, LLC, a Delaware limited liability company (“Popular Financial”, and together with Equity One-Delaware, Equity One-Pennsylvania and Equity One-New Hampshire, each a “Seller”, and collectively, the “Sellers”), and The Bank of New York, a New York banking corporation, as trustee for the benefit of the Certificateholders of the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2006-E (the “Trustee”);

WHEREAS, the Sellers, the Trustee, Popular ABS, Inc., as Depositor, Equity One, Inc., as Servicer, and certain other subsidiaries of Equity One, Inc., as Sellers, have entered into the Pooling and Servicing Agreement, dated as of November 1, 2006 (the “Pooling and Servicing Agreement”), in relation to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2006-E;

WHEREAS, Section 2.09 of the Pooling and Servicing Agreement provides for the parties hereto to enter into this Agreement for the purpose of documenting the sale by the Sellers and the purchase by the Trustee of the mortgage loans listed on the Mortgage Loan Schedule attached hereto as Schedule A (the “Subsequent Loans”) having an aggregate principal balance as of the Cut-off Date of $66,435,454.41, in accordance with the terms and conditions of the Pooling and Servicing Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged the parties hereto agree as follows:

1.    As of January 10, 2007 (the “Subsequent Transfer Date”), subject to its substitution and repurchase obligation under the Pooling and Servicing Agreement, the Sellers concurrently with the execution and delivery hereof, hereby irrevocably sell, transfer, grant, bargain, assign, set over and otherwise convey to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Sellers in and to each related Subsequent Loan for inclusion in the Trust Fund, including (i) all interest and principal payments received or receivable by the Sellers on or with respect to such Subsequent Loan after the Cut-off Date, and all interest and principal payments on such Subsequent Loan received on or prior to the Cut-off Date in respect of installments of interest and principal due thereafter, but not including payments of principal and interest due and payable on such Subsequent Loan on or before the Cut-off Date; (ii) any real property that secured any such Subsequent Loan and that has been acquired by foreclosure or deed in lieu of foreclosure; (iii) any interest in any insurance policies in respect of such Subsequent Loan; and (iv) all proceeds of the foregoing (including, but not by way of limitation, all proceeds of any insurance policy relating to the Subsequent Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing). The Sellers shall deliver the original Mortgage Notes relating to the Subsequent Loans and other required documentation in accordance with the terms set forth in Section 2.09 of the Pooling and Servicing Agreement. The costs relating to the delivery of the documents specified in this Agreement and the Pooling and Servicing Agreement shall be borne by the Sellers.

2.    The Sellers hereby affirm the representations and warranties set forth in the Pooling and Servicing Agreement that relate to the Sellers and the Subsequent Loans as of the Cut-off Date. In addition, the Sellers hereby represent and warrant that the Subsequent Loans were selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders. The Sellers confirm that each of the conditions set forth in Section 2.09 to the Pooling and Servicing Agreement are satisfied as of the date hereof. All terms and conditions of the Pooling and Servicing Agreement are hereby ratified, confirmed and incorporated herein.

3.    Terms capitalized herein and not defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

4.    In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby.

5.    In the event of any conflict between the provisions of this Agreement and the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall prevail.

6.    THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

7.    It is the express intent of the parties hereto that the conveyance of the Subsequent Loans by the Sellers to the Trustee be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Sellers to the Trustee to secure a borrowing by the Sellers from the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Sellers, or if this Agreement is held or deemed to constitute or to have created a loan, lending transaction or an extension of credit by the Trustee to the Sellers, the Sellers hereby ratify and confirm their respective grants, under the Pooling and Servicing Agreement, of a security interest in the Loans (which term expressly includes the Subsequent Loans conveyed herein).

8.    This Agreement may be executed by facsimile and in one or more counterparts, each of which so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties to this Agreement have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

EQUITY ONE, INC., a Delaware corporation
EQUITY ONE, INCORPORATED
EQUITY ONE CONSUMER LOAN COMPANY, INC.
POPULAR FINANCIAL SERVICES, LLC
as Sellers

By:  /s/ Darren Nelson

Name: Darren Nelson
Title:  Senior Vice President

The Bank of New York, not in its individual capacity, but solely as Trustee

By:  /s/ Steve M. Husbands

Name: Steve M. Husbands
Title:  Assistant Vice President

Exhibit A

MORTGAGE LOAN SCHEDULE

See attached.